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                                                                   EXHIBIT 11.1



                                NUTRACEUTIX, INC.

                        COMPUTATION OF NET LOSS PER SHARE



                                                      Three months ended
                                                            March 31,
                                                -------------------------------
                                                   1999                  1998
                                                ----------           ----------
PRIMARY AND FULLY DILUTED:

Average shares outstanding                      16,913,423           14,952,267

Dilutive stock equivalents                            --             (1,127,598)
                                                ----------           ----------

Total                                           16,913,423           13,824,669
                                                ==========           ==========

Net earnings (loss)                           $   (322,659)        $    100,494
                                                ==========           ==========

Net earnings (loss) per share                 $     (0.019)        $      0.007
                                                ==========           ==========